Exhibit 99.1

Contact:
Christopher J. Zyda
Senior Vice President &

Chief Financial Officer

Phone: (415) 217-4500
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. THIRD QUARTER EARNINGS:
ONGOING STRENGTH

•	Adjusted REIT taxable net income of $0.30 per share, up 67% year-over-year

•	Core earnings of $0.29 per share, up 142% year-over-year

•	Third quarter dividend of $0.30 per share; annualized yield of 11.2%

•	Special dividend of $0.075 per share declared October 10, 2006

SAN FRANCISCO, CA, November 9, 2006 - Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported a net loss for the quarter ended September 30, 2006 of $6.6 million, or $0.17 per share, and core earnings of $11.2 million, or $0.29 per share. Core earnings adjust for gains and losses on derivative instruments and one-time charges. REIT taxable net income for the quarter ended September 30, 2006 was $8.7 million, or $0.21 per share, and adjusted REIT taxable net income, was $12.0 million or $0.30 per share. The one-time charges to both GAAP income and REIT taxable income in the quarter reflect the completion of Luminent’s transition to full internal management. REIT taxable net income is the basis upon which Luminent determines its dividends. The difference between GAAP net income and core earnings and REIT taxable net income is detailed in the additional financial information provided on pages seven and eight of this release.

Consistent with Luminent’s goal to produce attractive income streams, Luminent declared a third quarter dividend of $0.30 per share, which was paid on November 6, 2006 to stockholders of record on October 9, 2006. Based on Luminent’s November 8, 2006 closing stock price of $10.69, the $0.30 third quarter dividend equates to an annualized dividend yield of 11.2%. This historical yield should not be construed as a predictor of Luminent’s future dividend yield. Luminent declared a special dividend of $0.075 per share, which will be paid on November 10, 2006 to stockholders of record on October 20, 2006. The quarterly dividend of $0.30 per share and the special dividend of $0.075 per share were fully supported by REIT taxable net income and do not represent a return of capital. After payment of these dividends, Luminent’s undistributed taxable income balance was approximately $5.9 million at September 30, 2006, before any earnings for the fourth quarter of 2006 are considered.

“We are pleased to report another excellent quarter,” said Gail P. Seneca, Chairman of the Board and Chief Executive Officer. “Consistent with our strategy, we again added high quality assets to our balance sheet and financed them efficiently, securing a stream of long-term, recurring cash flow to support our growing dividend. We believe that our attractive $0.30 dividend is sustainable. We continue to identify profitable investment opportunities, which should drive our earnings in the year ahead.”

Trez Moore, President and Chief Operating Officer, commented, “Amid challenging mortgage market conditions this year, Luminent has consistently produced strong and growing core earnings, and solid returns on equity. Luminent’s risk management disciplines have largely insulated us from interest rate turbulence, liquidity shocks and severe credit losses. Our investment disciplines should continue to serve our stockholders well.”

Other highlights include:

• Robust net interest spread: 119 basis points on a REIT taxable basis, net of servicing expense

•	Strong return on equity: 12.1% on an adjusted REIT taxable basis

•	Asset growth: $6.4 billion, up 15% from second quarter and 31% year-over-year

• Momentum in high credit quality residential mortgage credit strategy

•	$772.7 million prime quality, first lien loans acquired and securitized in the third quarter

•	$4.4 billion prime quality, first lien loans acquired and securitized to date

•	Solid credit performance

•	Zero credit losses

•	Delinquencies below industry averages

•	Minimal interest rate exposure

•	“Matched-book” funding strategy

•	Over 90% of assets float monthly, net of hedges

•	Moderate leverage: 5.4x on a recourse basis

•	CDO initiative to drive further asset and profitability growth

•	Strong common stock performance: 52% total return year-to-date

The composition of Luminent’s mortgage asset portfolio is diverse and high quality. At September 30, 2006, 67% of Luminent’s mortgage assets were prime quality, first lien loans with an average FICO score of 711, a moderate-sized average loan balance of $392 thousand, and strong down payment protection, with an average loan to value ratio of 76%. The vast majority of these mortgage loans are on single-family, owner-occupied homes. 24% of Luminent’s mortgage assets at September 30, 2006 were adjustable-rate AAA-rated or agency-guaranteed mortgage-backed securities, virtually all of which have coupons that are currently resetting. 9% of Luminent’s mortgage assets at September 30, 2006 were adjustable-rate mortgage-backed securities rated below AAA, with an average overall rating of A-.

At September 30, 2006, the weighted-average coupon rate of Luminent’s mortgage assets was 6.90%. For the third quarter of 2006, the weighted-average yield on average earning assets was 6.84% on a GAAP basis. Luminent’s weighted-average cost of liabilities for the third quarter of 2006 was 5.40% on a GAAP basis. Total financing liabilities were $6.0 billion at September 30, 2006.

Luminent’s net interest spread for the third quarter of 2006 was 1.44% on a GAAP basis, and 1.19% on a REIT taxable income basis, net of servicing expense. Luminent’s net interest spread benefited from careful asset acquisition, monthly resets on mortgage assets and effective liability hedging strategies.

Luminent is committed to high credit quality. Approximately 92% of Luminent’s assets carry AAA, AA or A ratings, or have been securitized into bonds with AAA, AA or A ratings. Non-investment grade securities, including retained tranches of Luminent securitizations, totaled less than 4% of Luminent’s total assets at September 30, 2006. First loss exposure, calculated on the same basis, was less than 60 basis points of total assets at September 30, 2006.

Credit performance is solid. Luminent’s seriously delinquent (90+ days) loan rate of approximately 43 basis points of total loans held for investment as of September 30, 2006 is well below the industry average for prime quality loans. As of September 30, 2006, Luminent had realized no credit losses on its portfolio of loans held for investment. Loss reserve levels were increased during the quarter to reflect loan seasoning.

Luminent originated and securitized a $772.7 million, prime quality loan package during the third quarter. Capital market reception was excellent, with an overall weighted-average funding cost of LIBOR plus 22 basis points. This securitization financed whole loan assets with non-recourse, match-funded debt.

The weighted-average amortized cost price of Luminent’s total mortgage assets at September 30, 2006 was 101.2% of par.

The constant payment rate on total mortgage assets was 16% for the quarter ended September 30, 2006. The majority of Luminent’s loans carry prepayment penalties.

Luminent maintains a strong capital position and modest leverage. Cash and unencumbered assets were approximately $280 million at September 30, 2006. Luminent’s recourse leverage ratio, defined as total recourse financing liabilities as a ratio of total stockholders’ equity and 30-year debt, was 5.4x at September 30, 2006.

Luminent’s funding strategy exhibits diversification, low borrowing costs and increasing use of non-recourse, match-funded loans. Repurchase agreement financing declined to just 42% of total liabilities at September 30, 2006. On August 2, 2006, Luminent established a $1 billion single-seller commercial paper facility, Luminent Star Funding I, to fund its mortgage-backed securities portfolio. This facility will further reduce Luminent’s reliance on repurchase agreement financing.

On October 13, 2006, Luminent issued 6.9 million shares of its common stock in a public offering.

Luminent was formed in April 2003, completed its initial public offering in December 2003 and trades on the New York Stock Exchange under the ticker “LUM.” Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s principal activity is to invest in mortgage-backed securities and mortgage loans, thereby providing capital to the residential housing market. Luminent’s website can be found at www.luminentcapital.com.

Stockholders interested in reinvesting dividends or purchasing stock directly from Luminent may do so through the Luminent’s Direct Stock Purchase and Dividend Reinvestment Plan by contacting Mellon Investor Services at 1(866) 865-6323 or by visiting Mellon online at www.melloninvestor.com.

Luminent will hold a third quarter 2006 earnings conference call on Thursday, November 9, 2006 at 10:00 a.m. PST. The dial-in number is 1-866-362-4666 and the passcode is 19599778. A replay of the call will be available through November 23, 2006. The replay number is 1-888-286-8010 and the passcode is 97432790.

The call will be webcast and can be accessed at Luminent’s website at www.luminentcapital.com or through CCBN’s individual investor center at www.fulldisclosure.com. A webcast replay will be archived for one year on the Event Calendar page at .

The international dial-in number is 1-617-597-5313 and the passcode is 19599778. The international replay number is 1-617-801-6888 and the passcode is 97432790.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgage-backed securities or mortgage loans may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its dividend or the yield on its common stock, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, that Luminent’s strategy of purchasing mortgage loans for securitization may not continue to be successful and that Luminent’s strategies may not be effective, including portfolio management and hedging strategies and strategy to protect net interest spreads. Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(in thousands, except share and per share amounts)	2006	2005
Assets:
Cash and cash equivalents	$18,676	$11,466
Restricted cash	123	794
Mortgage-backed securities available-for-sale, at fair value	28,653	219,148
Mortgage-backed securities available-for-sale, pledged as collateral, at fair value	2,089,887	4,140,455
Loans held-for-investment, net of allowance for loan losses of $3,289 at September 30, 2006	4,196,941	507,177
Interest receivable	26,329	21,543
Principal receivable	1,167	13,645
Derivatives, at fair value	7,005	10,720
Other assets	22,280	8,523

Total assets	$6,391,061	$4,933,471

Liabilities:
Mortgage-backed notes	$3,342,362	$486,302
Repurchase agreements	2,528,935	3,928,505
Junior subordinated notes	92,788	92,788
Unsettled security purchases	3,000	—
Margin debt	—	3,548
Cash distributions payable	12,224	1,218
Accrued interest expense	7,940	21,123
Management compensation payable, incentive compensation payable and other related party liabilities	6,231	1,282
Accounts payable and accrued expenses	3,274	2,384

Total liabilities	5,996,754	4,537,150
Stockholders’ Equity:

Preferred stock, par value $0.001:
10,000,000 shares authorized; no shares issued and outstanding at September 30, 2006 and December 31, 2005	—	—

Common stock, par value $0.001:
100,000,000 shares authorized; 40,460,510 and 40,587,245 shares issued and
outstanding at September 30, 2006 and December 31, 2005, respectively	40	41
Additional paid-in capital	512,986	511,941
Accumulated other comprehensive income (loss)	(2,710)	7,076
Accumulated distributions in excess of accumulated earnings	(116,009)	(122,737)

Total stockholders’ equity	394,307	396,321

Total liabilities and stockholders’ equity	$6,391,061	$4,933,471

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share amounts)	2006	2005	2006	2005
Net interest income:

Interest income:
Mortgage loan and securitization portfolio	$65,658	$715	$133,667	$715
Spread portfolio	18,947	42,590	69,757	126,906
Credit sensitive bond portfolio	10,493	3,041	28,176	3,703

Total interest income	95,098	46,346	231,600	131,324
Interest expense	73,149	38,241	172,633	90,878

Net interest income	21,949	8,105	58,967	40,446
Other income (expenses):
Realized and unrealized gains (losses) on derivative instruments, net	(11,689)	588	4,087	(311)
Gains (losses) on sales of mortgage-backed securities	167	(69)	990	(69)
Impairment losses on mortgage-backed securities	—	—	(2,179)	—
Other income (expense)	—	—	(608)	—
Total other income (expenses)	(11,522)	519	2,290	(380)
Expenses:
Management compensation expense to related party	5,497	1,074	6,921	3,254
Incentive compensation expense to related parties	551	255	791	1,128
Salaries and benefits	2,934	846	7,375	1,702
Servicing expense	3,526	47	7,546	47
Provision for loan losses	1,779	—	3,304	—
Professional services	1,088	512	2,181	1,588
Board of directors expense	93	116	301	351
Insurance expense	157	140	444	415
Custody expense	137	125	324	319
Other general and administrative expenses	855	280	2,265	890

Total expenses	16,617	3,395	31,452	9,694
Income (loss) before income taxes	(6,190)	5,229	29,805	30,372
Income taxes	405	—	1,057	—

Net income (loss)	$(6,595)	$5,229	$28,748	$30,372

Net income (loss) per share – basic	$(0.17)	$0.13	$0.74	$0.79

Net income (loss) per share – diluted	$(0.17)	$0.13	$0.74	$0.79

Weighted-average number of shares outstanding – basic	38,695,800	40,021,698	38,937,454	38,478,679

Weighted-average number of shares outstanding – diluted	38,695,800	40,226,523	39,066,406	38,615,869

Dividends per share	$0.30	$0.11	$0.55	$0.74

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION

(Unaudited)

REIT taxable net income is calculated according to the requirements of the Internal Revenue Code, rather than GAAP. We believe that REIT taxable net income is an important measure of our financial performance because REIT taxable net income, and not GAAP net income, is the basis upon which we make our cash distributions that enable us to maintain our REIT status. The following table reconciles our GAAP net income to our REIT taxable net income for the nine months ended September 30, 2006 and September 30, 2005 (in thousands, except share and per share amounts):

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2006			September 30, 2005
	GAAP	Adjustments	REIT	GAAP	Adjustments	REIT
	Statement	to GAAP	Taxable	Statement	to GAAP	Taxable
	of	Statement of	Statement of	of	Statement of	Statement of
	Operations	Operations	Operations	Operations	Operations	Operations
Net Interest Income:

Interest income:
Mortgage loan and securitization portfolio	$133,667	$(80,070)	$53,597	$715	$(4)	$711
Spread portfolio	69,757	(7,904)	61,853	126,906	—	126,906
Credit sensitive bond portfolio	28,176	(68)	28,108	3,703	—	3,703

Total interest income	231,600	(88,042)	143,558	131,324	(4)	131,320

Interest expense	172,633	(76,432)	96,201	90,878	182	91,060

Net interest income	58,967	(11,610)	47,357	40,446	(186)	40,260

Other Income (expense):
Realized and unrealized gains (losses) on derivative instruments, net	4,087	(4,087)	—	(311)	311	—
Gains (losses) on sales of mortgage-backed securities	990	(990)	—	(69)	69	—
Impairment losses on mortgage-backed securities	(2,179)	2,179	—	—	—	—
Other income (expense)	(608)	405	(203)	—	—	—
Total other income (expense)	2,290	(2,493)	(203)	(380)	380	—

Expenses:
Management compensation expense to related party	6,921	(3,942)	2,979	3,254	—	3,254
Incentive compensation expense to related parties	791	1,706	2,497	1,128	(502)	626
Salaries and benefits	7,375	(650)	6,725	1,702	(240)	1,462
Servicing expense	7,546	(6,231)	1,315	47	—	47
Provision for loan losses	3,304	(3,304)	—	—	—	—
Professional services	2,181	(176)	2,005	1,588	—	1,588
Board of directors expense	301	—	301	351	—	351
Insurance expense	444	—	444	415	—	415
Custody expense	324	(62)	262	319	—	319
Other general and administrative expenses	2,265	79	2,344	890	387	1,277

Total expenses	31,452	(12,580)	18,872	9,694	(355)	9,339
Income before taxes	29,805	(1,523)	28,282	30,372	549	30,921
Income taxes	1,057	(1,038)	19	—	—	—

Net income	$28,748	$(485)	$28,263	$30,372	$549	$30,921

Net income per share — basic	$0.74			$0.79
				$
Net income per share — diluted	$0.74			0.79
Weighted-average number of shares outstanding – basic	38,937,454			38,478,679
Weighted-average number of shares outstanding – diluted	39,066,406			38,615,869
REIT taxable net income per share			$0.71			$0.78

Average shares outstanding on dividend record dates during the year			39,652,028			39,775,656

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION

(Unaudited)

We believe that these presentations of our REIT taxable net income are useful to investors because they are directly related to the distributions we make in order to retain our REIT status. REIT taxable net income entails certain limitations, and, by itself, is an incomplete measure of our financial performance over any period. As a result, our REIT taxable net income should be considered in addition to, and not as a substitute for, our GAAP-based net income as a measure of our financial performance.

A reconciliation of REIT taxable net income to adjusted REIT taxable net income was as follows (dollars in thousands):

	Three Months Ended		Three Months Ended
	September 30, 2006		September 30, 2005
	Adjusted	Adjusted	Adjusted	Adjusted
	REIT Taxable	REIT Taxable	REIT Taxable	REIT Taxable
	Net Income	Net Income	Net Income	Net Income
		Per Share		Per Share

REIT taxable net income	$8,688	$0.21	$7,483	$0.18

One-time charges	3,334	0.09	—	—

Adjusted REIT taxable net income	$12,022	$0.30	$7,483	$0.18

Shares outstanding on dividend record date		40,745,010		40,927,035

A reconciliation of GAAP net income to core earnings was as follows (dollars in thousands):

	Three Months Ended		Three Months Ended
	September 30, 2006		September 30, 2005
	Core	Core Earnings	Core	Core Earnings
	Earnings	Per Share	Earnings	Per Share

GAAP net income (loss)	$(6,595)	$(0.17)	$5,229	$0.13

Realized and unrealized gains (losses) on derivative instruments, net	11,689	0.30	(588)	(0.01)
One-time charges	6,094	0.16	—	—

Core earnings	$11,188	$0.29	$4,641	$0.12

Weighted-average number of shares outstanding — diluted		38,695,800		40,226,523

One-time charges included in the reconciliations of REIT taxable net income to adjusted REIT taxable net income and GAAP net income to core earnings represent expenses related to Luminent’s termination of the Amended and Restated Management Agreement with Seneca Capital Management, LLC.